Exhibit 99.1

U.S. Federal Circuit Affirms All District Court Rulings in Patent Litigation

-	Infringement case now only focused on ‘793 patent, previously found to be invalid by PTAB in IPR

-	Federal Circuit expected to hear appeal of PTAB decision in late 4th quarter 2023 to early 2024

-	If PTAB decision affirmed, Liquidia will request final regulatory approval for YUTREPIA™ (treprostinil) inhalation powder

MORRISVILLE, N.C., July 24, 2022 - Liquidia Corporation (NASDAQ: LQDA) announced today that the Court of Appeals for the Federal Circuit (Federal Circuit) has affirmed all rulings by the United States District Court for the District of Delaware (District Court) in litigation filed by United Therapeutics (UTHR) under the Drug Price Competition and Patent Term Restoration Act (Hatch-Waxman litigation), which alleged that Liquidia’s YUTREPIA™ (treprostinil) inhalation powder infringes U.S. Patent No. 9,593,066 (‘066 Patent) and U.S. Patent No. 10,716,793 (‘793 Patent). The District Court had previously ruled in August 2022 that five of the six asserted claims of the '066 patent are invalid, that the only valid asserted claim of the ‘066 patent is not infringed by Liquidia, and that Liquidia would induce infringement of the five asserted claims in the ‘793 patent based on the arguments presented at the District Court.

Today’s ruling does not affect the decision by the Patent Trial and Appeal Board (PTAB) in July 2022, which the PTAB re-affirmed in February 2023, that all claims in the ‘793 patent are unpatentable as supported by the inter partes review (IPR) filed by Liquidia. UTHR has appealed the PTAB’s decision to the Federal Circuit and briefing should be completed in the fourth quarter of 2023. The Federal Circuit has ordered that oral arguments are to be heard after briefing is completed on the next available date in the oral argument calendar, which is expected to be in late fourth quarter 2023 to early 2024. Once argued, the Federal Circuit could rule within a few days after oral argument, in the case of summary affirmance, or within a few months after oral argument if a full written opinion is issued. If the Federal Circuit upholds the PTAB decision, then Liquidia will seek final regulatory approval for YUTREPIA.

Dr. Roger Jeffs, Chief Executive Officer of Liquidia, said: “With today’s decision, only one of the three patents asserted against Liquidia stands in the way of seeking final approval for YUTREPIA. We remain confident that this single patent will no longer be at issue upon conclusion of the on-going appeal of the ‘793 IPR decision, which invalidated all claims in the patent. We will continue to prepare for the potential launch of YUTRPEIA to treat pulmonary arterial hypertension (PAH) and will work with regulatory authorities to add the indication to treat pulmonary hypertension associated with interstitial lung disease (PH-ILD).“

About YUTREPIA™(treprostinil) inhalation powder

YUTREPIA is an investigational, inhaled dry powder formulation of treprostinil delivered through a convenient, low-resistance, palm-sized device. On November 5, 2021, the FDA issued a tentative approval for YUTREPIA, which is indicated for the treatment of pulmonary arterial hypertension (PAH) to improve exercise ability in adult patients with New York Heart Association (NYHA) Functional Class II-III symptoms. The FDA has confirmed that YUTREPIA may add the indication to treat pulmonary hypertension with interstitial lung disease (PH-ILD) without additional clinical studies. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape, and composition, and that are engineered for enhanced deposition in the lung following oral inhalation. Liquidia has completed INSPIRE, or Investigation of the Safety and Pharmacology of Dry Powder Inhalation of Treprostinil, an open-label, multi-center phase 3 clinical study of YUTREPIA in patients diagnosed with PAH who are naïve to inhaled treprostinil or who are transitioning from Tyvaso® (nebulized treprostinil). YUTREPIA was previously referred to as LIQ861 in investigational studies.

About pulmonary arterial hypertension (PAH)

Pulmonary arterial hypertension (PAH) is a rare, chronic, progressive disease caused by hardening and narrowing of the pulmonary arteries that can lead to right heart failure and eventually death. Currently, an estimated 45,000 patients are diagnosed and treated in the United States. There is currently no cure for PAH, so the goals of existing treatments are to alleviate symptoms, maintain or improve functional class, delay disease progression, and improve quality of life.

About pulmonary hypertension associated with interstitial lung disease (PH-ILD)

Pulmonary hypertension (PH) associated with interstitial lung disease (ILD) includes a diverse collection of up to 150 different pulmonary diseases, including interstitial pulmonary fibrosis, chronic hypersensitivity pneumonitis, connective tissue disease related ILD, and sarcoidosis among others. Any level of PH in ILD patients is associated with poor 3-year survival between 30 to 35%. A current estimate of PH-ILD prevalence in the United States is greater than 60,000 patients, though population growth in many of these underlying ILD diseases is not yet known due to factors including underdiagnosis and lack of approved treatments until March 2021, when inhaled treprostinil was first approved for this indication.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company focused on the development and commercialization of products in pulmonary hypertension and other applications of its PRINT® Technology. The company operates through its two wholly owned subsidiaries, Liquidia Technologies, Inc. and Liquidia PAH, LLC. Liquidia Technologies has developed YUTREPIA™ (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD). Liquidia Technologies is also developing L606, an investigational liposomal formulation of treprostinil administered twice-daily with a short-duration next-generation nebulizer, for use in North America. Liquidia PAH provides the commercialization for pharmaceutical products to treat pulmonary disease, such as generic Treprostinil Injection. For more information, please visit www.liquidia.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, including the potential for final FDA approval of the NDA for YUTREPIA, the timeline or outcome related to appeals arising from our patent litigation in the U.S. District Court for the District of Delaware or inter partes review proceedings conducted at the PTAB, the issuance of patents by the USPTO and our ability to execute on our strategic or financial initiatives, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The favorable decisions of the PTAB in the IPR for the ’793 patent and of the Court and CAFC in the Hatch-Waxman litigation are not determinative of the outcome of any appeal of those decisions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, including the impact of the coronavirus (COVID-19) outbreak on our Company and our financial condition and results of operations, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Media & Investors:
Jason Adair
Chief Business Officer
919.328.4400
jason.adair@liquidia.com